                                  DEBT CONVERSION
                                        AND
                      MUTUAL SETTLEMENT AND RELEASE AGREEMENT

              THIS DEBT CONVERSION AND MUTUAL SETTLEMENT AND RELEASE AGREEMENT ("Conversion Agreement") is entered into at San Diego, California, effective as of April 29, 1999 ("Effective Date"), between Microelectronic Packaging, Inc. ("MPI"), on behalf of itself and its predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns (collectively with MPI the "MPI Group"); and Transpac Capital Pte Ltd ("Transpac Capital"), Transpac Industrial Holdings Ltd ("Transpac Holdings"), Regional Investment Company Ltd ("Regional Investment"), and Natsteel Equity III Pte Ltd ("Natsteel Equity"), and their respective predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns (collectively the "Investor Group").

                                    WITNESSETH:

              WHEREAS, MPI (as "Holding Company"); MPM Singapore Pte Ltd (as "Company"), a wholly owned subsidiary of MPI that is in liquidation ("MPM"); the Investor Group (as "Investors"); and Transpac Capital (as "Agent"); are parties to an agreement entitled Convertible Loan Agreement dated March 25, 1996 ("Loan Agreement").

              WHEREAS, in connection with the Loan Agreement, MPI (as "Guarantor") entered into a guaranty dated March 26, 1996, pursuant to which MPI guaranteed the payment obligations of MPM pursuant to the Loan Agreement ("Guaranty").

              WHEREAS, in connection with the Loan Agreement, MPI (as "Company") and the Investor Group (as "Investors") entered into a Subscription Agreement dated March 25, 1996, pursuant to which MPI sold and issued to the Investor Group the aggregate number of Eight Hundred Forty Two Thousand and Thirteen (842,013) shares of MPI's common stock for an aggregate purchase price of Two Million Dollars ($2,000,000.00), which would be equal to a price per share of Two Point Three Seven Five Two Six Zero Two Dollars ($2.3752602) per share ("Subscription Agreement").

              WHEREAS, MPM has not been able to comply with its payment obligations under the Loan Agreement, is in default thereunder, and is in liquidation.

              WHEREAS, in an effort to restructure and settle all of MPI's obligations under the Loan Agreement and the Guaranty, MPI and the Investor Group entered into a Restructuring, Settlement and Mutual Release Agreement dated April 22, 1998, pursuant to which MPI agreed to make certain payments and issue certain warrants to the Investor Group, in exchange for the agreement of the Investor Group to reduce the amount of MPI's obligations under the Loan Agreement and the Guaranty ("Restructuring Agreement"). Contingent upon MPI's performance of its obligations under the Restructuring Agreement, the Restructuring Agreement provided that all obligations of MPI under the Loan Agreement and Guaranty would be deemed settled and the Investor Group would release MPI from any further obligations with respect thereto.

              WHEREAS, MPI is not able to comply with its payment obligations under the Restructuring Agreement.

              WHEREAS, the MPI Group with respect to the Investor Group, and the Investor Group with respect to the MPI Group, desire to finally settle all of their respective rights and obligations under the Loan Agreement, the Guaranty, the Restructuring Agreement and all amendments thereto, and all other related agreements (collectively the "Former Agreements"), terminate and release all of their respective rights and obligations under the Former Agreements, and settle all other disputes of any kind that may or could exist between the MPI Group and the Investor Group with respect to the Former Agreements, all upon the terms and conditions set forth in this Conversion Agreement.

              NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, MPI and the Investor Group agree as follows:

              1. DEFINED TERMS. In addition to those terms that may be defined elsewhere in this Conversion Agreement, the following terms shall have the meanings defined in this Section 1.

                     1.1 "Conversion Date" means the date upon which the Transpac Conversion occurs pursuant to the terms and conditions hereof.

                     1.2    "Performance Date" means June 30, 1999.

                     1.3 "Series A Preferred Stock" means the Series A Preferred Stock of MPI, the rights, preferences privileges and restrictions of which are set forth in the Certificate of Amendment to the Amended and Restated Articles of Incorporation of MPI, in the form attached hereto as Exhibit "A" and incorporated herein by reference.

                     1.4 "Transpac Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPM and guaranteed by MPI in the aggregate to the Investor Group, accrued as of December 31, 1997 (which is the entire amount MPI and the Investor Group have agreed is due and payable pursuant to the Loan Agreement and the Guaranty), into Four Million Thirty One Thousand Eight Hundred and Twenty Six (4,031,826) shares of Series A Preferred Stock.

                     1.5 "DBS Bank Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPM and Microelectronic Packaging (S) Pte. Ltd. ("MPS") and guaranteed by MPI to DBS Bank, accrued as of December 31, 1997 (which is the entire amount MPI and DBS Bank have agreed is due and payable), into One Million One Hundred Fifty Four Thousand Three Hundred and Eleven (1,154,311) shares of Series A Preferred Stock.

                     1.6 "Motorola Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPS and guaranteed by MPI to Motorola, Inc., accrued as of December 31, 1997 (which is the entire amount MPI and Motorola have agreed is due and payable), into Eight Hundred Sixty Nine Thousand Nine Hundred Thirty Two (869,932.00) shares of Series A Preferred Stock.

                     1.7 "NS Electronics Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPI to NS Electronics Bangkok Ltd., accrued as of December 31, 1997 (which is the entire amount MPI and NS Electronics have agreed is due and payable), into Two Hundred Seventy One Thousand One Hundred Seventy Six (271,176) shares of Series A Preferred Stock.

                     1.8 "Orix Leasing Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPM and MPS and guaranteed by MPI to Orix Leasing Singapore Limited, accrued as of December 31, 1997 (which is the entire amount MPI and Orix Leasing have agreed is due and payable) into Four Hundred Seventy Three Thousand Five Hundred Eighty Four (473,584) shares of Series A Preferred Stock.

                     1.9 "Samsung Corning Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPS and guaranteed by MPI to Samsung Corning Co., Ltd., accrued as of December 31, 1997 (which is the entire amount MPI and Samsung Corning have agreed is due and payable) into One Hundred Eighty Three Thousand Two Hundred Seventy Five (183,275) shares of Series A Preferred Stock.

                     1.10 "STMicroelectronics Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPS and guaranteed by MPI to STMicroelectronics, Inc. (and/or any one or more assignees and/or transferees of STMicroelectronics, Inc.), accrued as of December 31, 1997 (which is the entire amount MPI and STMicroelectronics have agreed is due and payable) into One Million Three Hundred Twenty Two Thousand Six Hundred Forty One (1,322,641) shares of Series A Preferred Stock.

                     1.11 "Texas Instruments Conversion" means the conversion of indebtedness in the amount of principal and interest owed by MPS and guaranteed by MPI to Texas Instruments Incorporated, accrued as of December 31, 1997 (which is the entire amount MPI and Texas Instruments have agreed is due and payable) into One Million Fifty Six Thousand and Twenty Seven (1,056,027) shares of Series A Preferred Stock.

                     1.12 "Other Creditor Conversions" means collectively the DBS Bank Conversion, the Motorola Conversion, the NS Electronics Conversion, the Orix Leasing Conversion, the Samsung Corning Conversion, the STMicroelectronics Conversion and the Texas Instruments Conversion.

                     1.13 "Other Creditors" means collectively DBS Bank; Motorola, Inc.; NS Electronics Bangkok Ltd.; Orix Leasing Singapore Limited; Samsung Corning Co., Ltd.; STMicroelectronics, Inc.; and Texas Instruments Incorporated.

                     1.14 "Insolvency Action" means the commencement of a voluntary or involuntary case against MPI under the United States Bankruptcy Code ("Code") or an assignment for the benefit of creditors by MPI, but shall not include any involuntary case brought under the Code which is dismissed within sixty (60) days of its commencement where no action is brought during such time period to avoid any issuance of Series A Preferred Stock


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

by MPI or the performance by MPI of any of its other obligations pursuant to this Conversion Agreement.

              2. DURATION OF CONVERSION AGREEMENT. This Conversion Agreement shall remain in full force and effect until the Conversion Date,
subject to the following termination provisions:                      2.1
Prior to the Performance Date, no party shall have any right to terminate this Conversion Agreement in any respect, and all of the terms and conditions hereof shall remain in full force and effect as set forth herein.

                     2.2 As of and after the Conversion Date, even if the Conversion Date occurs after the Performance Date, no party shall have any right to terminate this Conversion Agreement in any respect, and all of the terms and conditions hereof shall remain in full force and effect as set forth herein.

                     2.3 After the Performance Date, so long as the Conversion Date has not occurred, Transpac Capital shall have sole discretion on behalf of the Investor Group (but shall not be required) to terminate this Conversion Agreement by giving a written termination notice to MPI ("Termination Notice"). In the event Transpac Capital gives MPI a Termination Notice after the Performance Date and prior to any occurrence of the Conversion Date, then this Conversion Agreement shall be deemed terminated as of the date the Termination Notice is deemed given to MPI pursuant to the provisions of Section 10.3 hereof. In the event this Conversion Agreement is terminated by Transpac Capital pursuant to the provisions of this Section 2.3, then this Conversion Agreement shall be deemed completely void, and MPI and the Investor Group shall retain and remain subject to whatever respective rights and obligations they may otherwise have under the Former Agreements.

                     2.4 Regardless of any other provision of this Section 2, if an Insolvency Action is commenced prior to the Conversion Date, then this Conversion Agreement and the respective rights and obligations of MPI and the Investor Group hereunder shall be deemed immediately terminated without notice, and MPI and the Investor Group shall retain and remain subject to whatever respective rights and obligations they may have under the Former Agreements.

                     2.5    Except as provided otherwise in Sections 7.1 or
7.3 of this Agreement, the Former Agreements shall remain in full force and effect at all times after the Effective Date.

              3. CONDITIONS TO TRANSPAC CONVERSION. The completion of the Transpac Conversion pursuant to the terms and conditions of this Conversion Agreement shall be subject to the performance and satisfaction of each of the following conditions, either prior to or concurrently with the occurrence of the Transpac Conversion ("Completion Conditions"):

                     3.1. The completion of the Other Creditor Conversions pursuant to agreements entered into between MPI and the Other Creditors upon terms and conditions that are not more favorable to any of such Other Creditors than the terms and conditions contained in this Conversion Agreement. In particular, but without limiting the generality of the foregoing provisions of this section, the effective price per share of the Series A Preferred Stock applicable to the Other Creditor Conversions shall not be less than One Dollar and Two Cents ($1.02), and the terms and conditions of the settlement and release provisions applicable to the Other Creditor Conversions shall not be different in any material respect from the terms and conditions of the settlement and release provisions contained in this Conversion Agreement. Furthermore, in connection with the STMicroelectronics Conversion, MPI will have agreed to amend the warrants to purchase MPI's common stock held by STMicroelectronics, Inc., if at all, only upon terms and conditions no more favorable to STMicroelectronics, Inc., than those in the Transpac Warrant Amendments.

                     3.2 The material terms and conditions of the Transpac Conversion and the Other Creditor Conversions shall have been approved by MPI's Board of Directors, which approval shall be sought and obtained by MPI in accordance with all applicable laws.

                     3.3 The material terms and conditions of the Transpac Conversion and the Other Creditor Conversions shall have been approved by MPI's Shareholders, which approval shall be sought and obtained by MPI in accordance with all applicable laws.

                     3.4 The Certificate of Amendment of the Amended and Restated Articles of Incorporation of MPI, in the form attached hereto as Exhibit "A" and incorporated herein by reference ("Certificate of Amendment"), shall have been duly adopted by all necessary corporate action of the Board of Directors and shareholders of MPI, and shall have been duly filed with and accepted by the California Secretary of State, upon which filing and acceptance MPI shall be authorized to issue the Series A Preferred Stock to the Investor Group and the Other Creditors as required pursuant to the Transpac Conversion and the Other Creditor Conversions.

                     3.5 L.H. Friend, Weinress, Frankson & Presson, Inc., an investment banking firm who serves as financial adviser to MPI, shall have executed and issued to MPI a written opinion, in form and substance satisfactory to MPI in its sole discretion, concluding that the Transpac Conversion and the Other Creditor Conversions are fair to MPI's Shareholders ("Fairness Opinion"), and a copy of such Fairness Opinion shall have been provided to Transpac Capital.

                     3.6 MPI and the Investor Group shall have performed each of their respective obligations and conditions that this Conversion Agreement requires them to perform on or prior to the Conversion Date.

              4. OBLIGATIONS OF MPI FOR TRANSPAC CONVERSION. MPI shall have the following affirmative obligations under this Conversion Agreement until such time as the Transpac Conversion has been completed, or this Conversion Agreement has been terminated pursuant to the provisions of Section 2 hereof:

                     4.1 MPI shall use its best and most diligent efforts to obtain the agreement of each of the Other Creditors to complete the Other Creditor Conversions pursuant to agreements entered into between MPI and the Other Creditors upon terms and conditions that are not more favorable to such Other Creditors than the terms and conditions contained in this Conversion Agreement. In particular, but without limiting the generality of the foregoing provisions of this section, MPI shall use its best and most diligent efforts to obtain the agreement of the Other Creditors that the effective price per share of the Series A Preferred Stock applicable to the Other Creditor Conversions shall not be less than One Dollar and Two Cents ($1.02), and the terms and conditions of the settlement and release provisions applicable to the Other Creditor Conversions shall not be different in any material respect from the terms and conditions of the settlement and release provisions contained in this Conversion Agreement.

                     4.2 MPI shall use its best and most diligent efforts to obtain the approval of MPI's Board of Directors of the material terms and conditions of the Transpac Conversion and the Other Creditor Conversions, which approval shall be obtained in accordance with applicable laws.

                     4.3 MPI shall use its best and most diligent efforts to obtain the approval of MPI's Shareholders of the material terms and conditions of the Transpac Conversion and the Other Creditor Conversions, which approval shall be obtained in accordance with applicable laws.

                     4.4 MPI shall use its best and most diligent efforts to cause the Certificate of Amendment to be approved by MPI's Board of Directors and shareholders, which approval shall be obtained in accordance with applicable laws, and to cause the Certificate of Amendment to be filed with and accepted by the California Secretary of State, upon which filing and acceptance MPI shall be authorized to issue the Series A Preferred Stock to the Investor Group and the Other Creditors as required pursuant to the Transpac Conversion and the Other Creditor Conversions.

                     4.5 MPI shall use its best and most diligent efforts to cause the Transpac Conversion to be completed as soon as reasonably possible.

                     4.6 MPI shall use its best and most diligent efforts at all times prior to the Conversion Date, to conduct its business in the usual and ordinary course.

              5. [This Section has been intentionally left blank.]

              6. COMPLETION OF CONVERSION. At such time as all of the Completion Conditions have been performed and satisfied by MPI, then MPI and the Investor Group shall complete the Transpac Conversion concurrently with the completion by MPI and the Other Creditors of the Other Creditor Conversions, by concurrently taking the following actions:

                     6.1    ACTIONS BY MPI.

                            (a)    MPI shall duly execute and deliver to
Transpac Capital a counterpart copy of the form of Registration Rights Agreement attached to this Conversion Agreement as Exhibit "B" and incorporated herein by reference ("Registration Agreement").

                            (b)    MPI shall duly execute and deliver to
Transpac Capital four (4) counterpart copies of the form of First Amendment to Warrant To Purchase Common Stock of MPI attached to this Conversion Agreement as Exhibit "C" and incorporated herein by reference (collectively the "Transpac Warrant Amendments"), one with respect to each of the Warrants to Purchase Common Stock of MPI, dated April 24, 1998 (collectively the "Transpac


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

Warrants"), issued respectively to Transpac Capital, Transpac Holdings, Regional Investment and Natsteel Equity.

                            (c)    MPI shall duly execute and deliver to
Transpac Capital a counterpart copy of the form of IBM Proceeds Agreement attached to this Conversion Agreement as Exhibit "D" and incorporated herein by reference ("IBM Agreement").

                            (d)    MPI's Chief Executive Officer shall duly
execute and deliver to Transpac the form of Certificate of Chief Executive Officer attached to this Conversion Agreement as Exhibit "E" and incorporated herein by reference ("Certificate of CEO"), certifying the following matters:

                                   (i)    Any approvals of MPI's shareholders
and directors that may be required under any applicable law, in connection with the transactions contemplated by this Conversion Agreement, have been duly obtained and are in full force and effect as of the Conversion Date.

                                   (ii)   All of the representations and
warranties of MPI set forth in this Conversion Agreement,. the Ancillary Documents (as defined below) or in any other document delivered to the Investor Group in connection herewith, are true, accurate, complete, and not misleading in any material respect as of the Conversion Date.

                                   (iii)  MPI has performed all of the duties
and obligations required to be performed by MPI on or prior to the Conversion Date, pursuant to the provisions of this Conversion Agreement, the Ancillary Documents (as defined below) or in any other document delivered to the Investor Group in connection herewith.

                            (e)    MPI shall cause its legal counsel to duly
execute and deliver to Transpac the form of legal opinion letter attached to his Conversion Agreement as Exhibit "F" and incorporated herein by reference ("Legal Opinion").

                            (f)    MPI shall deliver to Transpac copies of
certificates of good standing for MPI issued by the California Secretary and State and the California Franchise Tax Board, dated not more than five (5) days prior to the Conversion Date.

                            (g)    MPI shall deliver to Transpac stock
certificates representing shares of Series A Preferred Stock issued by MPI to the Investor Group in the following names and numbers of shares:

                                   (i)    Transpac Capital Pte Ltd, One
Million Six Hundred Twenty Four Thousand Eight Hundred Twenty Two (1,624,822);

                                   (ii)   Transpac Industrial Holdings Ltd,
One Million Five Hundred Ninety Nine Thousand Six Hundred Thirty Two
(1,599,632);

                                   (iii)  Regional Investment Company Ltd,
Four Hundred Forty Thousand Eight Hundred Forty Three (440,843);


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

                                   (iv)   Natsteel Equity III Pte Ltd, Three
Hundred Sixty Six Thousand Five Hundred Twenty Nine (366,529).

                            (h)    MPI shall deliver to Transpac and its
legal counsel copies of the following documents:

                                   (i)    A copy of the Certificate of
Amendment and Bylaws of MPI (as amended through the Conversion Date), certified by the Secretary of MPI as true and correct copies thereof as of the Conversion Date.

                                   (ii)   A copy of the resolutions of the
Board of Directors and shareholders of MPI evidencing the amendment to MPI's Amended and Restated Articles of Incorporation providing for the authorization of the Series A Preferred Stock and the approval of this Agreement and the other agreements, documents, and matters contemplated hereby, certified by the Secretary of MPI to be true, complete and correct.

                     6.2    ACTIONS BY INVESTOR GROUP.

                            (a)    Each member of the Investor Group shall
duly execute and deliver to MPI a counterpart copy of the Registration
Agreement.

                            (b)    Each member of the Investor Group shall
duly execute and deliver to MPI the counterpart copy of the Transpac Warrant Amendment that relates to the Transpac Warrant of the respective member of the Investor Group.

                            (c)    Each member of the Investor Group shall
duly execute and deliver to MPI a counterpart copy of the form of IBM
Agreement.

                     6.3 EFFECT OF CONVERSION. Upon the occurrence of the Conversion Date, (a) the debts owed by MPI to all members of the Investor Group shall be deemed to have been converted, respectively, into the number of shares of MPI's Series A Preferred Stock issued to each respective member of the Investor Group, as set forth in Section 6.1; and (b) as of and after the Conversion Date, MPI shall not owe any debt of any kind to any of the members of the Investor Group, as set forth in more detail pursuant to
Section 7 of this Conversion Agreement.

              7. SETTLEMENT AND MUTUAL RELEASE. If and only if the Conversion is completed pursuant to the terms and conditions of this Conversion Agreement, then in that case only, effective as of the Conversion Date, MPI and the Investor Group agree that the terms and conditions of this
Section 7 shall be in effect with respect to the Former Agreements and all of the respective rights and obligations of MPI and the Investor Group pursuant to the Former Agreements and all other related agreements:

                     7.1 The Former Agreements shall be deemed to have been voluntarily terminated pursuant to the mutual agreement of MPI and the Investor Group, without any remaining liability to either MPI or the Investor Group. Without limiting the generality of the foregoing provisions of this section, MPI and the Investor Group agree that MPI shall no longer have any obligations of any kind under the Former Agreements to pay any amount to the Investor Group, and the Investor Group shall no longer have any rights of any kind under the


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Former Agreements to convert any amounts owed under the Former Agreements into, or to otherwise obtain ownership of, shares of MPI's stock of any class or series.

                     7.2 All rights of the Investor Group described in a letter from Wong Lin Hong to Denis Trafecanty, dated March 4, 1998, written with reference to the Written Consent Solicitation of Shareholders, to the effect that MPI will not issue any shares of preferred stock for an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) without first obtaining the agreement of Transpac Capital and/or the Investment Group, shall be deemed to have been voluntarily terminated pursuant to the mutual agreement of MPI and the Investor Group, without any remaining liability to either MPI or the Investor Group. As of and at all times after the Conversion Date, the Investor Group agrees that neither Transpac Capital nor any other member of the Investor Group has any right of any kind to approve or consent to any issuance by MPI of any shares of its stock of any class or series, except as provided otherwise under MPI's articles of incorporation in effect from time to time, or except as provided otherwise under applicable law. Furthermore, by executing this Conversion Agreement, Transpac Capital and the other members of the Investment Group agree to and approve all issuances by MPI of Series A Preferred Stock that are to be issued in connection with the Transpac Conversion and the Other Creditor Conversions, so long as such transactions are carried out in compliance with the terms and conditions of this Conversion Agreement and the debt conversion agreements between MPI and the Other Creditors

                     7.3 The MPI Group with respect to the Investor Group, and the Investor Group with respect to the MPI Group, shall be deemed to have forever released and discharged each other from and against any and all claims, damages and caused of action they may have against each other with respect to and in connection with the Former Agreements and any matter arising out of the terms and conditions thereof, including without limitation, any breach of any representation or warranty or noncompliance or nonfulfillment of any covenant or agreement contained in or arising out of the Former Agreements; provided that such release and discharge shall not extend to any claims, damages and causes of action any member of the Investor Group may have against any member of the MPI Group (or any member of the MPI Group may have against any member of the Investor Group) for fraud or willful misconduct with respect to any of the Former Agreements or any of the transactions contemplated by this Agreement. However, the foregoing release provisions of this section do not apply to this Conversion Agreement, or the Certificate of Amendment, the Registration Agreement, the Transpac Warrants (as amended by the Transpac Warrant Amendments), or the IBM Agreement (collectively the "Ancillary Agreements"), or any of the respective rights and obligations of MPI and/or the Investor Group pursuant to the terms and conditions of this Conversion Agreement or the Ancillary Agreements.

              8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF MPI. In addition to any representations and warranties MPI may make to the Investor Group elsewhere in this Conversion Agreement, the Ancillary Documents or in any other document delivered to the Investor Group in connection herewith, MPI represents and warrants to the Investor Group that the statements contained in this Section 8 are true, accurate, complete, and not misleading in any material respect, and also shall be so as of the Conversion Date.

                     8.1 ORGANIZATION AND GOOD STANDING, AND OTHER STATUS. MPI is a corporation, legally and validly incorporated, organized and existing under the laws of the State


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

of California. MPI is in good standing as certified by both the California Secretary of State and the California Franchise Tax Board.

                     8.2 AUTHORITY TO CONDUCT BUSINESS. MPI possesses full corporate power and lawful authority to own, lease and operate its assets, and to carry on its business as presently conducted. MPI is duly and legally qualified to do business and is in good standing in each country, state, county, city or other jurisdiction in which the failure to so qualify would have a material adverse impact on MPI's business.

                     8.3    AUTHORITY REGARDING THIS AGREEMENT.

                            8.3.1  MPI has the complete and unrestricted
right, power, authority and capacity to (a) execute and deliver this Conversion Agreement, the Ancillary Documents and every other document executed and delivered by MPI to the Investor Group in connection therewith (collectively the "Transaction Documents"); and (b) carry out and perform each of MPI's obligations pursuant to the Transaction Documents.

                            8.3.2  As of the Conversion Date, no further
corporate or shareholder authority, approvals, actions or proceedings will be necessary on the part of MPI to authorize the Transaction Documents or any of the transactions contemplated thereby.

                            8.3.3  This Conversion Agreement has been, and,
as of the Conversion Date all of the other Transaction Documents will have been, duly and validly executed and delivered by MPI, and when so executed and delivered, will constitute legal, valid and binding obligations of MPI, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally,
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Agreement may be limited by applicable federal or state securities laws.

                            8.3.4  The execution and delivery of this
Conversion Agreement does not, the execution and delivery of the other Transaction Documents will not, and the consummation of the transactions contemplated thereby will not, violate any provision of MPI's Amended and Restated Articles of Incorporation or Bylaws (as amended), or any mortgage, lien, lease, agreement, instrument, order, judgment or decree to which MPI is a party or by which MPI or any of its assets is bound.

                     8.4    VALID ISSUANCE OF PREFERRED AND COMMON STOCK.
The Series A Preferred Stock, when issued and delivered in accordance with the terms of this Conversion Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than those stated in this Conversion Agreement and/or that may arise under applicable state and federal securities laws. The common stock of MPI issuable upon conversion of the Series A Preferred Stock has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Amendment, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than those stated in this Conversion Agreement and/or that may arise under applicable state and federal securities laws.


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

                     8.5 CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of MPI is required in connection with the consummation of the transactions contemplated by this Conversion Agreement, except (i) the filing of the Certificate of Amendment with the California Secretary of State; (ii) the filing required pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days after the issuance of the Series A Preferred Stock pursuant hereto.

                     8.6 OFFERING. Subject in part to the truth and accuracy of the representations of the Investor Group set forth in Section 9 of this Agreement, the issuance of the Series A Preferred Stock as contemplated by the Transaction Documents is exempt from the registration and qualification requirements of any applicable state and federal securities laws, and neither MPI nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                     8.7 DISCLOSURE. MPI has fully provided each member of the Investor Group with all information each such party has requested for deciding whether to enter into the transactions contemplated by the Transaction Documents, including without limitation, the acquisition of the Series A Preferred Stock.

                     8.8 BROKERS. MPI has not taken any actions in connection with the negotiations relating to the Transaction Documents or the transactions contemplated thereby that could give rise to an obligation on the part of any member of the Investor Group to pay any brokerage or finder's fee, commission or similar compensation to any party in connection therewith.

                     8.9 LITIGATION: Except as set forth in this Section 8.9, there is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best of MPI's knowledge, currently threatened) against MPI, its activities, properties or assets or, to the best of MPI's knowledge, against any officer, director or employee of MPI in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, MPI. To the best of MPI's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of MPI. MPI is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, and there is no Action by MPI currently pending or which MPI intends to initiate (other than claims for monetary damages asserted by MPI against International Business Machines Corporation ("IBM") under the Purchase Option Agreement dated August 4, 1994, between IBM and MPI and the Multilayer Technology Transfer and Licensing Agreement dated August 4, 1994, between IBM and MPI). MPI is a defendant in a lawsuit filed on December 18, 1998, against MPI and Schlumberger Technologies, Inc., in the United States District Court for the Southern District of New York ("Lawsuit"). The plaintiffs in the Lawsuit are Gary Stein and Lewis Solomon. Both Mr. Solomon and Mr. Stein are former directors of MPI. The Lawsuit alleges the following claims against MPI:

                            (a) Failure to pay an amount alleged to be not
less than Thirty Thousand Dollars ($30,000.00) allegedly owed to Lewis Solomon as compensation for services performed by him as the former Chairman of MPI's Board of Directors;

                            (b) Failure to pay an amount alleged to be not
less than Seventy One Thousand Two Hundred Fifty Dollars ($71,250.00) allegedly owed in the aggregate to Mr. Stein and Mr. Solomon as compensation under a consulting agreement;

                            (c) Wrongful termination of a consulting
agreement, for which wrongful termination Mr. Stein and Mr. Solomon allege damages in the aggregate of not less than Five Hundred Thousand Dollars ($500,000.00);

                            (d) Tortious interference with Mr. Stein's and
Mr. Solomon's prospective economic relationships and business advantages as consultants and directors of public corporations, presumably arising out of MPI's termination of their consulting agreement, for which Mr. Stein and Mr. Solomon allege damages in the aggregate of not less than Five Million Dollars ($5,000,000.00);

                            (e) Costs and expenses incurred in the Lawsuit in
an unspecified amount.

                     MPI believes the claims made by Mr. Stein and Mr. Solomon against MPI in the lawsuit are completely without merit. MPI is actively and vigorously defending the lawsuit, and has made substantial counterclaims against Mr. Stein and Mr. Solomon.

                     8.10 CAPITALIZATION. The capitalization of MPI immediately prior to the Conversion Date will consist of the following:

                            (a)    PREFERRED STOCK.  A total of Nine Million
Three Hundred Sixty Two Thousand Seven Hundred Seventy Seven (9,362,777) authorized shares of preferred stock, no par value per share, consisting of Nine Million Three Hundred Sixty Two Thousand Seven Hundred Seventy Seven (9,362,777) shares designated as Series A Preferred Stock, none of which will be issued and outstanding. Upon the Transpac Conversion and Other Creditor Conversions, the rights, preferences and privileges of the Series A Preferred Stock will be as stated in MPI's Amended and Restated Articles of Incorporation, as amended by the Certificate of Amendment, and as provided by law.

                            (b)    COMMON STOCK.  A total of Fifty Million
(50,000,000) authorized shares of common stock, no par value per share (the "Common Stock"), of which not more than Eleven Million (11,000,000) shares will be issued and outstanding.

                            (c)    OPTIONS, WARRANTS, RESERVED SHARES.
Except for: (i) the conversion privileges of the Series A Preferred Stock;
(ii) the rights of first refusal granted to Transpac Capital, Transpac Holdings, Regional Investment and Natsteel Equity under Section 8.1 of the Subscription Agreement; (iii) Four Million Six Hundred Ninety Thousand Six Hundred Thirty Two (4,690,632) shares of Common Stock reserved for issuance under MPI's 1993 Stock Option Plan under which options to purchase Two Million Four Hundred Twenty Four Thousand Five Hundred (2,424,500) shares are outstanding; and (iv) warrants to purchase

Seven Hundred Thousand (700,000) shares of Common Stock; there is no outstanding, option, warrant, right (including conversion or preemptive rights) or agreement for the purchase or acquisition from MPI of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of MPI's capital stock. Apart from the exceptions noted in this Section 8.10, and except for rights of first refusal held by MPI to purchase shares of its stock issued under MPI's 1993 Stock Option Plan, no shares of MPI's outstanding capital stock , or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by MPI, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of MPI or any other person), pursuant to any agreement or commitment of MPI.

              9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INVESTOR GROUP. In addition to any representations and warranties the Investor Group may make to MPI elsewhere in this Conversion Agreement, the Ancillary Documents or in any other document delivered to MPI in connection herewith, the members of the Investor Group severally as to themselves, but not jointly, represent and warrant to MPI that the statements contained in this Section 9 are true, accurate, complete, and not misleading in any material respect, and also shall be so as of the Conversion Date.

                     9.1    AUTHORITY REGARDING THIS AGREEMENT.

                            9.1.1  Each member of the Investor Group has the
complete and unrestricted right, power, authority and capacity to (a) execute and deliver each Transaction Document to which it is a party; and (b) carry out and perform each of their respective obligations pursuant to such Transaction Documents.

                            9.1.2  As of the Conversion Date, no further
corporate or shareholder authority, approvals, actions or proceedings will be necessary on the part of any member of the Investor Group to authorize the Transaction Documents or any of the transactions contemplated thereby.

                            9.1.3  This Conversion Agreement has been, and,
as of the Conversion Date all of the other Transaction Documents will have been, duly and validly executed and delivered by each member of the Investor Group which is a party to such agreements or documents, and when so executed and delivered, will constitute legal, valid and binding obligations of each member of the Investor Group which is a party to such agreements or documents, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Agreement may be limited by applicable federal or state securities laws.

                     9.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. MPI is entering into the Transaction Documents in reliance on the representation made by each member of the Investor Group, which representation is respectively confirmed by each such member's execution of this Conversion Agreement, and each such member hereby confirms, that the Series A Preferred Stock to be received by each respective member of the Investor Group, and MPI's common stock issuable upon conversion thereof (collectively the "Securities") will be acquired for investment and not with a view to the resale or distribution of any part thereof, and that such member has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Conversion Agreement, each member of the Investor Group further represents that such member does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Notwithstanding the foregoing, MPI acknowledges and understands that Transpac Capital may hold the Securities on behalf of, for the benefit of or as the nominee for, certain affiliated or related entities, and thus may distribute the Securities to such entities.

                     9.3 DISCLOSURE OF INFORMATION. Each respective member of the Investor Group believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Each member of the Investor Group further represents that it has had an opportunity to ask questions and receive answers from MPI regarding the terms and conditions of the Transaction Documents and the business, properties, prospects and financial condition of MPI.

                     9.4 INVESTMENT EXPERIENCE. Each member of the Investor Group acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Each member of the Investor Group has carefully evaluated such member's financial resources and investment position and the risks associated with an investment in the Securities, and acknowledges that such member is able to bear the economic risks of this investment. Each member of the Investor Group further acknowledges that such member's financial condition is such that the member is not under any present necessity or constraint to dispose of the securities to satisfy any existing or contemplated debt or undertaking. If other than an individual, each member of the Investor Group also represents it has not been organized for the purpose of acquiring the Securities.

                     9.5 RESTRICTED SECURITIES. Each member of the Investor Group understands that the Securities are characterized as "restricted securities" under the federal securities laws of the United States, inasmuch as they are being acquired from MPI in a transaction not involving a public offering, and that under such laws and applicable regulations the Securities may be resold without registration only in certain limited circumstances. In this connection, each member of the Investor Group represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and generally by the federal securities laws of the United States. Each member of the Investor Group further understands that the Securities have not been registered under the Securities Act of 1933, as amended ("33 Act") or qualified or otherwise registered under the applicable securities laws of any state or other jurisdiction, that any disposition of the Securities by such Buyer is subject to restrictions imposed by federal and state laws, that the stock certificates representing the Securities will bear a restrictive legend stating that such member cannot dispose of the Securities absent such registration and qualification, except pursuant to any available exemption from such registration and qualification.

                     9.6 FURTHER RESTRICTIONS ON TRANSFER. Without in any way limiting the representations set forth above in this Section 9, each member of the Investor Group further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of MPI to be bound by the provisions of Sections 9.3 through 9.7 hereof, and the provisions of the Registration Agreement, to the extent such sections and such agreement are then applicable, and:

                            (a)  There is then in effect a Registration
Statement under the 33 Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                            (b) The member of the Investor Group disposing of
the Securities shall have notified MPI of the proposed disposition and shall have furnished MPI with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by MPI, such member shall have furnished MPI with an opinion of counsel, reasonably satisfactory to MPI, that such disposition will not require registration of the Securities in question under the 33 Act.

                     Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Securities in compliance with SEC Rule 144 or Rule 144A; or (ii) for any transfer of any Securities by a holder thereof that is a partnership or a corporation to: (1) a partner of such partnership or a shareholder of such corporation; (2) a retired partner of such partnership who retires after the date hereof; or (3) the estate of any such partner or shareholder; PROVIDED, that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 9 to the same extent as if the transferee were an original purchaser of Securities hereunder.

                     9.8    RESTRICTIVE LEGEND.  Each certificate
representing the Series A Preferred Stock or any other securities issued in respect of the Series A Preferred Stock or upon the conversion thereof, shall be stamped or otherwise imprinted with a legend in the following form, in addition to any legend required pursuant to applicable state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED), NOR QUALIFIED OR OTHERWISE REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED ONLY FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF OR HYPOTHECATED (a) IN THE ABSENCE OF BOTH (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (AS AMENDED), AND (ii) AN EFFECTIVE QUALIFICATION OR REGISTRATION UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR (b) UNLESS AN EXEMPTION FROM ANY SUCH REGISTRATIONS OR QUALIFICATIONS IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATIONS OR QUALIFICATIONS ARE NOT REQUIRED.

                     9.9 FOREIGN PERSONS. If a member of the Investor Group is not a United States person, such member hereby represents that (a) they have satisfied themselves as to the full observance of the laws of their own jurisdiction in connection with any acquisition of the Securities, including without limitation (i) the legal requirements within such jurisdiction applicable to the acquisition of the Securities; (ii) any foreign exchange restrictions applicable to such acquisition; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, sale or transfer of the Securities; and (b) such member's acquisition and continued ownership of the Securities will not violate any applicable securities or other laws of such member's jurisdiction.

                     9.10 BROKERS OR FINDERS. The member of the Investor Group have not taken any actions in connection with the negotiations relating to this Conversion Agreement or the transactions contemplated hereby that could give rise to an obligation on the part of MPI to pay any brokerage or finder's fee, commission or similar compensation to any party in connection therewith.

                     9.11 TRANSPAC CAPITAL AS AGENT. Each member of the Investor Group hereby appoints Transpac Capital to act as its agent for purposes of this Conversion Agreement. Each member of the Investor Group hereby authorizes Transpac Capital to take such actions and exercise such rights, powers and discretions as are specifically delegated to Transpac Capital pursuant to this Conversion Agreement, and to take such other actions and exercise such other rights, powers and discretions as are reasonably incidental thereto. However, Transpac Capital shall not commence any legal action or other legal proceeding in the name of any other member of the Investor Group without such member's consent. The relationship between Transpac Capital and the Other Investors for this purpose is that of agent and principal only. Transpac Capital shall not, by virtue of any provision of this Conversion Agreement, be deemed to be a trustee for any other member of the Investor Group, nor an agent or trustee for MPI.

              10.    MISCELLANEOUS PROVISIONS.

                     10.1 EXHIBITS. All exhibits described in this Conversion Agreement are incorporated by reference as if fully set forth herein, and constitute a material part of this Conversion Agreement, whether or not such exhibits are attached hereto.

                     10.2 GOVERNING LAW. This Conversion Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of California, United States of America. Any legal action between the parties regarding this Conversion Agreement shall be brought in, and the parties hereby consent to the jurisdiction of and venue in, either (a) the federal and state courts located in the County of San Diego, State of California, United States of America; or (b) the courts located in the country of Singapore.

                     10.3 NOTICES. Any notice, demand or other communication required or permitted under this Conversion Agreement shall be deemed given and delivered when in writing and (a) personally served upon the receiving party, or
(b) upon the third (3rd) calendar day after mailing to the receiving party by either (i) United States registered or certified mail, postage prepaid, or (ii) FedEx or other comparable overnight delivery service, delivery charges prepaid, and addressed as follows:

              To MPI:              Microelectronic Packaging, Inc.
                                   9577 Chesapeake Drive
                                   San Diego, CA 92123
                                   Attn:  Chief Executive Officer

              To any member of     Transpac Capital Pte Ltd
              the Investor Group   6 Shenton Way
                                   #20-09 DBS Building
                                   Tower Two
                                   Singapore 068809
                                   Attn: Wong Lin Hong

Any party may change the address specified in this section by giving the other party notice of such new address in the manner set forth herein.

                     10.4 SEVERABILITY. In the event that any provision of this Conversion Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid, then this Conversion Agreement shall continue in full force and effect without said provision. If this Conversion Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

                     10.5 COUNTERPARTS. This Conversion Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one document.

                     10.6 ENTIRE AGREEMENT. This Conversion Agreement, the Ancillary Agreements, and the documents and agreements contemplated herein and therein, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior oral or written agreements, representations or warranties between the parties other than those set forth herein or herein provided for.

                     10.7 SUCCESSORS AND ASSIGNS. Except as specifically permitted pursuant to the terms and conditions hereof, no party shall be permitted to assign their respective rights or obligations under this Conversion Agreement without the prior written consent of the other parties. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors, and administrators of the parties hereto.

                     10.8 AMENDMENT AND WAIVER. No modification or waiver of any provision of this Conversion Agreement shall be binding upon the party against whom it is sought to be enforced, unless specifically set forth in writing signed by an authorized representative of that party. A waiver by any party of any of the terms or conditions of this Conversion Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. The failure by any party hereto at any time to enforce any of the provisions of this Conversion Agreement, or to require at any time performance of any of the provisions hereof, shall in no way to be construed to be a waiver of such provisions or to affect either the validity of this Conversion Agreement or the right of any party to thereafter enforce each and every provision of this Conversion Agreement.

                     10.9 SURVIVABILITY. All of the representations, warranties, agreements and obligations of the parties pursuant to this Conversion Agreement shall survive any issuance of the Shares and/or the Option Shares by the Company to the Buyers.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Conversion Agreement as of the date first above written.

MICROELECTRONIC PACKAGING, INC.           TRANSPAC CAPITAL PTE LTD



By:__________________________________     By:_________________________________
   Signature                                 Signature


Print                                     Print
Name:________________________________     Name:______________________________


Print                                     Print
Title:_________________________________   Title:_______________________________


[The remainder of this page has been intentionally left blank.]

                           CONTINUATION OF SIGNATURES FOR
                                  DEBT CONVERSION
                                        AND
                      MUTUAL SETTLEMENT AND RELEASE AGREEMENT
                                dated April 29, 1999


TRANSPAC INDUSTRIAL HOLDINGS LTD          REGIONAL INVESTMENT COMPANY LTD



By:___________________________________    By:_________________________________
   Signature                                 Signature


Print                                     Print
Name:________________________________     Name:______________________________


Print                                     Print
Title:_________________________________   Title:_______________________________



                                          NATSTEEL EQUITY III PTE LTD



                                          By:__________________________________


                                          Print
                                          Name:________________________________


                                          Print
                                          Title:_______________________________

                                    EXHIBIT "A"

                              CERTIFICATE OF AMENDMENT
                                         OF
                   AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                         OF
                          MICROELECTRONIC PACKAGING, INC.
                              a California corporation

              Andrew Wrobel and Denis Trafecanty certify that:

              1. They are the President and the Secretary, respectively, of MICROELECTRONIC PACKAGING, INC., a California corporation.

              2. Article III of the Restated Articles of Incorporation of this corporation is amended to read as follows:

                                    ARTICLE III

              This corporation is authorized to issue two classes of shares to be designated respectively "Common Stock" and "Preferred Stock." The number of shares of Common Stock this corporation is authorized to issue is Fifty Million (50,000,000), without par value. The number of shares of Preferred Stock this corporation is authorized to issue is Nine Million Three Hundred Sixty Two Thousand Seven Hundred Seventy Seven (9,362,777), without par value, all of which are designated as "Series A Preferred Stock."

              1. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK. The rights, preferences, privileges and restrictions granted to and imposed on this corporation's Common Stock are as follows:

                     A. DIVIDEND RIGHTS. Subject to any rights, preferences and privileges that have been granted to the Series A Preferred Stock, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                     B. LIQUIDATION RIGHTS. Subject to any rights, preferences and privileges that have been granted to the Series A Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of the Common Stock shall be entitled to receive all of the assets of the corporation available for distribution to its shareholders, ratable in proportion to the number of shares of the Common Stock held by them.

                     C.     REDEMPTION.  The Common Stock is not redeemable.

                     D. VOTING RIGHTS. Subject to any rights, preferences and privileges that have been granted to the Series A Preferred Stock, the holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the shareholders of the corporation and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

              2. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SERIES A PREFERRED STOCK. The rights, preferences, privileges and restrictions granted to and imposed on this corporation's Series A Preferred Stock are as follows:

                     A.  DIVIDENDS.

                            1.  FIXED AMOUNT.  Out of any assets legally
available therefor, the Board shall have discretion (but shall not be required) to declare a dividend on the outstanding Series A Preferred Stock at the fixed rate of Three Point Five Seven Cents ($0.0357) per share per annum (subject to adjustment to equitably account for any stock splits, stock dividends, combinations, recapitalizations or the like, and not compounded from one year to the next) ("Fixed Amount Dividends"). Fixed Amount Dividends shall be payable only when, as, and if declared by the Board. Fixed Amount Dividends payable to the holders of Series A Preferred Stock pursuant hereto, whether or not declared by the Board, shall at all times be cumulative until paid in full, and shall be paid in preference and priority to any Common Equivalent Dividends (as that term is defined in Section A(2) below), and any dividend or other distribution being paid or distributed to the holders of Common Stock.

                            2.  COMMON EQUIVALENT.  Subject to the priority of
the Fixed Amount Dividends, in the event the Board declares a dividend on or other distribution with respect to the corporation's outstanding common stock ("Common Stock"), which is payable other than in Common Stock and/or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock, then out of any assets legally available therefor, the holders of Series A Preferred Stock shall concurrently receive dividends or other distributions in an amount equal to (a) the amount of the dividend or other distribution payable on one share of Common Stock; multiplied by (b) the number of shares of Common Stock, rounded to the nearest whole number (with one half being rounded upward), into which the total number of shares of Series A Preferred Stock held by such holder could be converted on the record date for determining which holders of Common Stock are entitled to receive the dividend or other distribution in question ("Common Equivalent Dividends"). Common Equivalent Dividends payable to the holders of Series A Preferred Stock pursuant hereto shall at all times be cumulative until paid in full, and shall be paid in preference and priority to any dividend or other distribution being paid or distributed to the holders of Common Stock.

                            3.  TREATMENT UPON CONVERSION.  Upon any conversion
of the Series A Preferred Stock pursuant to the provisions of Section D hereof entitled CONVERSION ("Triggering Conversion"), any Fixed Amount Dividends and/or Common Equivalent Dividends payable with respect to the shares of Series A Preferred Stock being converted (collectively "Conversion Dividends"), shall concurrently be converted into that number of shares of this corporation's fully paid and nonassessable Common Stock determined by dividing the dollar amount of the Conversion Dividends by the Conversion Price applicable to the Triggering Conversion ("Dividend Conversion Shares"). Otherwise, the provisions of Section D hereof entitled CONVERSION shall be applicable to the Dividend Conversion Shares in the same manner as such provisions are applicable to any other shares of Common Stock to be issued pursuant to the Triggering Conversion.

                            4.  WAIVER.  Pursuant to the affirmative vote,
written consent or agreement of the holders of a majority of the then outstanding Series A Preferred Stock ("Approving Preferred Majority"), the Approving Preferred Majority shall be entitled on behalf of all holders of Series A Preferred Stock, to waive any dividend such holders would otherwise be entitled to receive, including without limitation, any Fixed Amount Dividends and/or Common Equivalent Dividends (collectively the "Preferred Dividends").

                     B. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary:

                            1.  PRIORITY DISTRIBUTION.  The holders of Series A
Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (a) One Dollar and Two Cents ($1.02) for each outstanding share of Series A Preferred Stock (subject to adjustment to equitably account for any stock splits, stock dividends, combinations, recapitalizations or the like) ("Original Series A Issue Price"), plus (b) an amount equal to any declared but unpaid dividends on such share, including without limitation, any accumulated balance of Preferred Dividends ("Priority Distribution"). If the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit payment to such holders of the full amount of the Priority Distribution, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

                            2.  ACQUISITION OR SALE.  For purposes of this
Section B entitled LIQUIDATION PREFERENCE, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include (unless an Approving Preferred Majority shall determine otherwise), (a) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or
(b) a sale of all or substantially all of the assets of this corporation (collectively "Acquisition or Sale"). In the event of any Acquisition or Sale, if the consideration received by this corporation or its shareholders is other than cash, the value of the non-cash consideration will be deemed to be equal to its fair market value, except that the value of any securities received in any Acquisition or Sale shall be determined as follows:

                                   (a) For securities not subject to an
investment letter or other similar restriction on free marketability covered by Section B(2)(b) below:

                                          (i)  If traded on a securities
exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing of the Acquisition or Sale;

                                          (ii)  If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing of the Acquisition or Sale; or

                                       (iii)  If there is no active public
market, the value shall be the fair market value thereof, as mutually determined by the Board and an Approving Preferred Majority.

                                   (b)  The method of valuation of securities
subject to an investment letter or other restriction on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined above in Section B(2)(a), to reflect the approximate fair market value thereof, as mutually determined by the Board and an Approving Preferred Majority.

                                   (c)  In the event the requirements of this
Section B(2)(c) are not complied with, this corporation shall forthwith either:
(i) cause the closing of the Acquisition or Sale to be postponed until the time such requirements have been complied with; or (ii) cancel the Acquisition or Sale, in which event the rights, preferences, privileges and restrictions of the holders of Series A Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date the first Transaction Notice (as hereafter defined) is given. This corporation shall give each holder of record of Series A Preferred Stock written notice of any impending Acquisition or Sale not later than (i) twenty (20) days prior to the shareholders' meeting called to approve such Acquisition or Sale, or (ii) twenty (20) days prior to the closing of such Acquisition or Sale, whichever is earlier, and shall also notify such holders in writing of the final approval of such Acquisition or Sale (any of the foregoing a "Transaction Notice"). The first Transaction Notice to be given shall describe the material terms and conditions of the impending Acquisition or Sale, and this corporation shall thereafter give holders of record of the Series A Preferred Stock prompt notice of any material changes in such material terms and conditions ("Material Change Notice"). The Acquisition or Sale shall in no event take place sooner than twenty (20) days after this corporation has given the first Transaction Notice, or sooner than ten (10) days after this corporation has given any Material Change Notice; provided, however, that such periods may be shortened by an Approving Preferred Majority.

                     C. REDEMPTION. To the extent it may otherwise lawfully do so, this corporation shall be entitled, in the sole discretion of the Board, to redeem all or any part of the outstanding shares of Series A Preferred Stock, in accordance and compliance with the following provisions:

                            1.  NOTICE.  Not less than twenty (20) and not more
than thirty (30) days prior to the date as of which the Board intends to give effect to a redemption of some or all of the shares of Series A Preferred Stock ("Redemption Date"), a written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is mailed) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying each of the following:
(a) the number of shares to be redeemed from such holder ("Redemption Shares");
(b) the Redemption Date; (c) the Series A Redemption Price (as that term is hereafter defined); (d) the then applicable Conversion Price (as that term is hereafter defined); (e) the date of termination of the right to convert the Redemption Shares into shares of Common Stock, which date shall not be earlier than five (5) days prior to the Redemption Date ("Conversion Termination Date"); and (e) the place at which payment may be obtained; and shall call upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed ("Redemption Notice").

                            2.  PARTIAL REDEMPTIONS TO BE PRO-RATA.  In the
event a Redemption Notice specifies that less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, then the number of shares of Series A Preferred Stock to be redeemed shall be allocated pro-rata among all of the holders thereof, based on the proportionate number of shares of Series A Preferred Stock held by each such holder.

                            3.  CONVERSION PRIOR TO REDEMPTION.  Upon receiving
a Redemption Notice, at any time prior the to Conversion Termination Date stated therein, each holder of Series A Preferred Stock shall be entitled to convert some or all of the Redemption Shares into shares of Common Stock pursuant to the provisions of Section D(1) below. Any such conversion shall be deemed to take place on the Redemption Date. Any shares of Series A Preferred Stock not converted to shares of Common Stock pursuant hereto shall remain subject to redemption pursuant to the provisions of this Section C entitled REDEMPTION, and as set forth in the Redemption Notice. If this corporation fails to carry out the redemption of any Redemption Shares that are not converted to shares of Common Stock pursuant to this Section C(3), then in such event, the redemption described in the Redemption Notice shall be deemed null and void, and any conversion of shares of Series A Preferred Stock into shares of Common Stock pursuant hereto, shall also be deemed null and void.

                            4.  REDEMPTION PRICE.  The price per share required
to be paid by the corporation upon the redemption of any share of Series A Preferred Stock pursuant hereto shall be equal to the sum of (a) the Original Series A Issue Price (subject to adjustment to equitably account for any stock splits, stock dividends, combinations, recapitalizations or the like), plus
(b) an amount equal to any declared but unpaid dividends on such share, including without limitation, any accumulated balance of Preferred Dividends ("Series A Redemption Price").

                            5.  CERTIFICATES.  On or after the Redemption Date,
each holder of Redemption Shares that have not been converted into shares of Common Stock pursuant to Section C(3) hereof, shall surrender to this corporation the certificate or certificates representing such Redemption Shares ("Redemption Certificates"), in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Series A Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If on the Redemption Date the funds necessary for the redemption of the Redemption Shares shall be available therefor, then any Redemption Shares so called for redemption for which Redemption Certificates are not surrendered, shall nevertheless be considered redeemed, and all rights of the holders thereof shall be terminated, except for only the right to receive the Redemption Price without interest upon the surrender of the Redemption Certificates.

                            6.  PAYMENT.  Concurrently with receiving the
Redemption Certificates, this corporation shall pay the Series A Redemption Price to the person whose name appears on the Redemption Certificates, in cash in one lump sum.

                            7.  NO PREVIOUS REDEMPTION OF COMMON STOCK.  At all
times while any shares of Series A Preferred Stock are outstanding, this corporation shall not redeem any shares of Common Stock, unless such redemption has been authorized by an Approving Preferred Majority.

                     D. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows ("Conversion Rights"):

                            1.  VOLUNTARY CONVERSION.  Each share of Series A
Preferred Stock shall be convertible, (i) at the sole option of the holder thereof, at any time after the date of issuance of such share, or (ii) at the sole option of the holder thereof, on or prior to the fifth (5th) day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to such share of the Series A Preferred Stock, at the office of this corporation or any transfer agent for such stock and in the manner provided in Section 2(D)(3) hereof ("Voluntary Conversion"), into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be Fifty One Cents ($0.51); provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in Section D(4) below.

                            2.  AUTOMATIC CONVERSION.  In addition to the right
of Voluntary Conversion provided in Section 2(D)(1) hereof, each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price in effect at that time for the Series A Preferred Stock, immediately upon this corporation's receipt of the written consent of the Approving Preferred Majority to the conversion of all then outstanding Series A Preferred Stock under this Section D.

                            3.  MECHANICS OF CONVERSION.  Before any holder of
Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, within two (2) days after receipt of such written notice, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                            Regardless of any of the foregoing provisions, this
corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Series A Preferred Stock being converted are either delivered to the corporation or any transfer agent as provided herein, or the holder notifies the corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement reasonably satisfactory to the corporation to indemnify the corporation from any loss reasonably incurred by it in connection therewith.

                            4.  CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK
FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                                   (a)  If this corporation shall issue, after
the date upon which any shares of Series A Preferred Stock were first issued ("Purchase Date"), any Additional Stock (as hereafter defined) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section D(4)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of the Additional Stock in question (including shares of Common Stock deemed to be issued pursuant to Section D(4)(f)(i) or (ii) hereof, but not including shares excluded from the definition of Additional Stock by Section D(4)(g)(ii) hereof), plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section D(4)(f)(i) or (ii) hereof, but not including shares excluded from the definition of Additional Stock by Section D(4)(g)(ii) hereof), plus the number of shares of Additional Stock in question.

                                   (b)  No adjustment of the Conversion Price
for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

                                   (c)  Except to the extent provided for in
Section D(4)(f)(iii) and (iv) hereof, and Section D(4)(i) hereof, no adjustment of the Conversion Price pursuant to this Section D(4) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                   (d)  In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                   (e)  In the case of the issuance of the
Common Stock for a consideration in whole or in part other than cash, the consideration shall be deemed to be the fair market value thereof as determined in good faith by the Board irrespective of any accounting treatment.

                                   (f) In the case of the issuance (whether
before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms ultimately convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of Sections D(4)(a) through
(g) hereof:

                                          (i)  The aggregate maximum number of
shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments), to the extent then exercisable, of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section D(4)(d) and (e) hereof), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided for in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                          (ii)  The aggregate maximum number of
shares of Common Stock deliverable upon conversion of, or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments), to the extent then convertible or exchangeable, any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to
(1) the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends); plus (2) the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections D(4)(d) and (e) hereof).

                                          (iii)  In the event of any change in
the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, then the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities. However, in no event shall (1) the amount of any increase in the Conversion Price that may result from any recomputation pursuant to this Section 2.D.4(f)(iii) of this Article III, as a proportion of the Conversion Price in effect at the time such recomputation takes place ("Proportionate Increase"); be greater than (2) the amount of any decrease in the Conversion Price that occurred as a result of the issuance of the options, rights, or convertible or exchangeable securities in question, as a proportion of the Conversion Price in effect at the time such decrease took place ("Proportionate Decrease").

                                          (iv)  Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities. However, in no event shall (1) the amount of any increase in the Conversion Price that may result from any recomputation pursuant to this Section 2.D.4(f)(iv) of this Article III, as a proportion of the Conversion Price in effect at the time such recomputation takes place ("Proportionate Increase"); be greater than (2) the amount of any decrease in the Conversion

Price that occurred as a result of the issuance of the options, rights, or convertible or exchangeable securities in question, as a proportion of the Conversion Price in effect at the time such decrease took place
("Proportionate Decrease").

                                          (v)  The number of shares of Common
Stock deemed issued and the consideration deemed paid therefor pursuant to Sections D(4)(f)(i) and (ii) hereof, shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section D(4)(f)(iii) and (iv) hereof.

                                   (g) For purposes of this Section D(4), the
term "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section D(4)(f)) by this corporation after the Purchase Date, except for any of the following:

                                          (i) Common Stock issued pursuant to a
transaction described in Section D(4)(h) below; or

                                          (ii) Common Stock issuable or issued
to (1) employees, consultants or directors of this corporation directly or pursuant to a stock option plan or restricted stock plan, and such issuance has been approved by the Board, or (2) vendors or joint venture partners of this corporation, but only if such issuance is in a transaction with primarily a non-financing purpose, and has been approved by the Board.

                                   (h)  In the event this corporation should at
any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (collectively referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents (with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section D(4)(f) hereof).

                                   (i)  If the number of shares of Common Stock
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                            5.  OTHER DISTRIBUTIONS.  In the event this
corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section D(4)(h) hereof, then, in each such case for the purpose of this Section D(5), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

                            6.  RECAPITALIZATIONS.  If at any time or from time
to time there shall be a recapitalization or reclassification of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section D entitled CONVERSION, or in Section B hereof entitled LIQUIDATION PREFERENCE, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization or reclassification. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section D entitled CONVERSION, with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization or reclassification, to the end that the provisions of this Section D entitled CONVERSION (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                            7.  NO IMPAIRMENT.  This corporation will not, by
amendment or restatement of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section D entitled CONVERSION, and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                            8.  NO FRACTIONAL SHARES.  No fractional shares
shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one half being rounded upward). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                            9.  CERTIFICATE OF ADJUSTMENT.  Upon the occurrence
of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section D entitled CONVERSION, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Price for such series of Preferred Stock at the time in effect, and
(c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

                            10.  NOTICES OF RECORD DATE.  In the event of any
taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                            11.  RESERVATION OF STOCK ISSUABLE UPON CONVERSION.
This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the corporation's articles of incorporation.

                            12.  NOTICES.  Any notice required by the provisions
of this Section D entitled CONVERSION, to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                     E.  VOTING RIGHTS.

                            1.     GENERALLY.  The holder of each share of
Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                            2.     BOARD OF DIRECTORS ELECTION AND REMOVAL.

                                   (a)    ELECTION.  So long as any shares of
Series A Preferred Stock are outstanding: (i) the holders of the Series A Preferred Stock, voting as a separate series (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations
Code), shall be entitled to elect one (1) director of this corporation; and (ii) the holder of the Series A Preferred Stock and the Common Stock, voting together as a single class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code), shall be entitled to elect the remaining directors of this corporation.

                                   (b)    QUORUM; REQUIRED VOTE.

                                          (i)    QUORUM.  At any meeting held
for the purpose of electing directors, the presence in person or by proxy: (A) of the holders of a majority of the shares of the Series A Preferred Stock shall constitute a quorum of the Series A Preferred Stock for the election of directors to be elected solely by the holders of the Series A Preferred Stock; and (B) of holders of Series A Preferred Stock and Common Stock representing a majority of the voting power of all the then-outstanding shares of the directors to be elected jointly by the holders of the Series A Preferred Stock and the Common Stock.

                                          (ii)   REQUIRED VOTE.  With respect to
the election of any director or directors by the holders of the outstanding shares of a specified series, series', class or classes of stock given the right to elect such director or directors pursuant to Section E(2)(a) above (the "Specified Stock"), that candidate or those candidates (as applicable), shall be elected who either: (i) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock; or (ii) in the case of any such vote taken by written consent without a meeting, are elected by the unanimous written consent of the holders of the shares of such Specified Stock, except that, if such vote is to fill a vacancy on the Board other than a vacancy created by removal of a director, such vacancy may be filled election by the written consent of the holders of a majority of the outstanding shares of such Specified Stock.

                                   (c)    VACANCY.  If there shall be any
vacancy in the office of a director elected by the holders of any Specified Stock pursuant to Section E(2)(a), then a successor to hold office for the unexpired term of such director may be elected by either: (i) the remaining director or directors (if any) in the office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there be but one); or (ii) the required vote of holders of the shares of such Specified Stock specified in Section E(2)(b)(ii) above that are entitled to elect such director under Section E(2)(a).

                                   (d)    REMOVAL.  Subject to Section 303 of
the California Corporations Code, any director who shall have been elected to the Board by the holders of any Specified Stock pursuant to Section E(2)(a) or by any director or directors elected by holder of any Specified Stock as provided in Subsection E(2)(c), may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power of all the outstanding shares of such Specified Stock entitled to vote given either at a meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in Section E(2)(c).

                                   (e)    PROCEDURES.  Any meeting of the
holders of any Specified Stock, and any action taken by the holders of any Specified Stock written consent without a meeting, in order to elect or remove a director under this Section E(2), shall be held in accordance with the procedures and provisions of this corporation's bylaws, the California Corporations Code and applicable law regarding shareholder meetings and shareholder actions by written consent, as such are then in effect (including, but not limited to, procedures for determining the record date for shares entitled to vote).

                     F. PROTECTIVE PROVISIONS. So long as any shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two thirds (2/3) of the then outstanding shares of Series A Preferred Stock:

                            1.  Sell, convey, or otherwise dispose of all or
substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of;

                            2.  Alter or change the rights, preferences or
privileges of the shares of Series A Preferred Stock.

                            3.  Increase or decrease (other than by redemption
or conversion) the total number of authorized shares of Series A Preferred
Stock;

                            4.  Authorize or issue, or obligate itself to issue,
any other equity security, including any other security convertible into or exercisable for any equity security senior to or on a parity with the Series A Preferred Stock with respect to dividends, liquidation, redemption or voting;

                            5.  Redeem, purchase or otherwise acquire (or pay
into or set aside for a sinking fund for such purpose) any share or shares of the capital stock of this corporation; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost, or at cost upon the occurrence of certain events, such as the termination of employment, or
(ii) the redemption of any share or shares of Preferred Stock in accordance with the provisions of Section C hereof entitled REDEMPTION;

                            6.  Amend or otherwise modify this corporation's
articles of incorporation in such a manner as to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to adversely affect such shares;

                            7.  Declare or pay any dividends or other
distributions of any kind on or with respect to shares of Common Stock (other than such a dividend payable solely in the form of shares of Common Stock);

                            8.  Declare or pay any dividends or other
distributions of any kind on or with respect to shares of Series A Preferred Stock, except for Fixed Amount Dividends.

                            9.  Take any other action with respect to which the
holders of Series A Preferred Stock are entitled to vote and/or grant approval as a separate class or series under the applicable laws of the State of California.

                            10.    Reclassify any outstanding shares of
securities of this corporation into shares having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock.

                     G. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Series A Preferred Stock shall be redeemed or converted pursuant to Section C hereof entitled

REDEMPTION, or Section D hereof entitled CONVERSION, the shares so redeemed or converted shall be canceled.

              3. The foregoing amendment of Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors.

              4. The foregoing amendment of Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and Section 903 of the California Corporations Code. The total number of outstanding shares of this corporation's Common Stock is Ten Million Eight Hundred Fifty Six Thousand Eight Hundred Ninety (10,856,890). There are no outstanding shares of this corporation's Preferred Stock. The number of shares of this corporation's Common Stock voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

              The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.


Date:  July 30, 1999



------------------------------                   -----------------------------
Andrew Wrobel, President                         Denis Trafecanty, Secretary

                                     EXHIBIT "B"

                           REGISTRATION RIGHTS AGREEMENT


              THIS REGISTRATION RIGHTS AGREEMENT ("Registration Agreement") is entered into at San Diego, California, effective as of [INSERT DATE], 1999 ("Effective Date"), between Microelectronic Packaging, Inc. ("Company"); and Transpac Capital Pte Ltd ("Transpac Capital"), Transpac Industrial Holdings Ltd ("Transpac Holdings"), Regional Investment Company Ltd ("Regional Investment"), and Natsteel Equity III Pte Ltd ("Natsteel Equity") (each an "Investor" or "Holder," and collectively the "Investor Group" or the "Holders"). This Registration Agreement is entered into between the Company and the Investor Group pursuant to the provisions of Section 6.1 of the Debt Conversion and Mutual Settlement and Release Agreement ("Conversion Agreement") entered into between the Company and the Investor Group as of the Effective Date.

              1.  DEFINED TERMS.   In addition to those terms defined elsewhere
in this Registration Agreement, the following terms shall have the meanings defined for such terms in this Section 1:

                     (a) "33 Act" means the Securities Act of 1933, as amended.

                     (b) "Form S-3" means such form under the 33 Act as in effect on the date hereof or any registration form under the 33 Act subsequently adopted by the Securities and Exchange Commission ("Commission") that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

                     (c) "Holder" means any person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with
Section 8 hereof.

                     (d) "34 Act" means the Securities Exchange Act of 1934, as amended.

                     (e) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 33 Act, and the declaration or ordering of effectiveness of such registration statement or document.

                     (f) "Registrable Securities" means (i) common stock of the Company issuable or issued upon conversion of the Series A Preferred Stock; and (ii) any common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued
as) a dividend or other distribution with respect to, or in exchange for, or in replacement of any Registrable Securities, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Registration Agreement are not assigned in accordance with this Registration Agreement.

                     (g) The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

                     (h) "Common Stock" means common stock of the Company.

                     (i) "Series A Stock" means the Series A Preferred Stock of the Company.

              1. REGISTRATION. Subject to all of the provisions of this Registration Agreement, commencing as of the Effective Date, the Company shall use best efforts to cause be registered under the 33 Act, all, or as many as reasonably possible of the Registrable Securities, by means of a Form S-3 registration statement, or if the use of Form S-3 is not then available, then by means of such other Form(s) as may be available in connection with the Registrable Securities (all subsequent references herein to Form S-3 shall be deemed to include references to such other Form(s) unless expressly provided otherwise); provided, however, that the Company shall not be obligated to effect any such registration any of the following situations:

                     (a) If the Holders, together with the holders of any other securities of the Company entitled to inclusion or otherwise included in such registration, propose to sell securities of the Company on Form S-3 at an aggregate price to the public of less than One Million Five Hundred Thousand Dollars ($1,500,000.00), provided, however, that such One Million Five Hundred Thousand Dollar ($1,500,000.00) minimum shall not apply if the Holders represent in writing to the Company that they intend to dispose of at least Two Million (2,000,000) shares of Registrable Securities; or

                     (b) Within one hundred and twenty (120) days after the filing and/or effective date of any other registration filed pursuant hereto.

                     (c) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the 33 Act.

              In addition, during such times as the Company is causing Registrable Securities to be registered under the 33 Act pursuant to this Registration Agreement, the Company shall not register or attempt to register any other securities of the Company under the 33 Act for purposes of effecting a public offering of such securities without the prior written consent of a majority in interest of the holders of Series A Preferred Stock, except for (a) registrations of Registrable Securities held by other holders of Series A Preferred Stock pursuant to registration agreements substantially the same as this Registration Agreement; and (b) registrations relating to an employee benefit plan of the Company or a business combination involving the Company.

              2. COMPANY'S DUTIES. In connection with any registration effected by the Company pursuant hereto, the Company will keep each Holder advised in writing as to the initiation of the registration and as to the completion thereof. The Company shall:

                     (a) File a Form S-3 registration statement with the Securities and Exchange Commission ("Commission") not later than six (6) months after the Effective Date, and to the extent practicable, cause such registration statement to be declared effective within 45 days of such filing. However, in the event such registration statement is not on Form S-3, then the 45 day period set forth in the immediately preceding sentence shall be extended to 90 days.

                     (b) Keep the registration statement effective for one year after the effective date of such registration statement.

                     (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 33 Act with respect to the disposition of all securities covered by such registration statement.

                     (d) Furnish such number of prospectuses and other documents incident to such registration statement, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request.

                     (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 33 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and shall promptly prepare and file with the Commission either a supplement to such prospectus, or an amendment to such registration statement, or a filing under the 34 Act, which is incorporated by reference into such registration statement (and in the case of an amendment to such registration statement use the Company's best efforts to cause such amendment to become effective as soon as reasonably possible), as may be necessary so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of any Holder, shall furnish to such Holder a reasonable number of copies of such supplement, amendment or filing under the 34 Act.

                     (f) Cause all Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                     (g) Use reasonable, diligent efforts to register and qualify the securities covered by such registration statement under such other securities laws or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                     (h) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

                     (i) Furnish, at the request of any Holder of Registrable Securities included in such registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders of Registrable Securities included in such registration, addressed to the underwriters, if any, and to the Holders of Registrable Securities included in such registration; and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders of Registrable Securities included in such registration, addressed to the underwriters, if any, and to the Holders of Registrable Securities included in such registration.

              3. LIMITING PROVISIONS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required by reason of this Registration Agreement, to include any of the Registrable Securities in such underwriting, unless the Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering or have a material adverse effect on the price of or market for the Company's capital stock. If the total amount of securities, including Registrable Securities, to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders possessing contractual registration rights, according to the total amount of securities entitled to be included therein that are owned by each selling shareholder, or in such other proportions as shall mutually be agreed to by such selling shareholders); PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company (including, without limitation, securities held by officers, directors and employees of the Company and other shareholders of the Company who do not have contractual registration rights), are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

              4. INFORMATION FROM HOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Registration Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

              5. EXPENSES OF REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration begun pursuant to this Registration Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, which request shall be binding on all Holders of the Registrable Securities (in which case all participating Holders shall bear such expenses pro rata based on the relative number of Registrable Securities held by each Holder that were to be included in the withdrawn registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders as of the Effective Date and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights hereunder.

              6. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Registration Agreement.

              7. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement pursuant to this Registration
Agreement:

                     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the 33 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 33 Act or the 34 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 33 Act, the 34 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 33 Act, the 34 Act, any state securities laws or any rule or regulation promulgated under the 33 Act, the 34 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 33 Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 33 Act, the 34 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 7(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this Section 7(b) exceed the net proceeds from the offering received by such Holder.

                     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

                     (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                     (f)  The obligations of the Company and Holders under this
Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement filed by the Company.

              8. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant hereto may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least Fifty Percent (50%) of the Holder's original number of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (b) such transferee or assignee agrees in writing to be bound by and subject to all of the terms and conditions of this Agreement, and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 33 Act.

              9. "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to any public offering of securities by the Company, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) immediately above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The underwriters in connection with any public offering of securities by the Company are intended third party beneficiaries of this Section 9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

              In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

              10.    MISCELLANEOUS PROVISIONS.

                     10.1 EXHIBITS. All exhibits described in this Registration Agreement are incorporated by reference as if fully set forth herein, and constitute a material part of this Registration Agreement, whether or not such exhibits are attached hereto.

                     10.2 GOVERNING LAW. This Registration Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of California, United States of America. Any legal action between the parties regarding this Registration Agreement shall be brought in, and the parties hereby consent to the jurisdiction of and venue in, the federal and state courts located in the County of Los Angeles, State of California, United States of America.

                     10.3 NOTICES. Any notice, demand or other communication required or permitted under this Registration Agreement shall be deemed given and delivered when in writing and (a) personally served upon the receiving party, or (b) upon the third (3rd) calendar day after mailing to the receiving party by either (i) United States registered or certified mail, postage prepaid, or (ii) FedEx or other comparable overnight delivery service, delivery charges prepaid, and addressed as follows:

              To Company:          Microelectronic Packaging, Inc.
                                   9577 Chesapeake Drive
                                   San Diego, CA 92123
                                   Attn:  Chief Executive Officer

              To any member of     Transpac Capital Pte Ltd
              the Investor Group   6 Shenton Way
                                   #20-09 DBS Building
                                   Tower Two
                                   Singapore 068809
                                   Attn: Wong Lin Hong

Any party may change the address specified in this section by giving the other party notice of such new address in the manner set forth herein.

                     10.4 SEVERABILITY. In the event that any provision of this Registration Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid, then this Registration Agreement shall continue in full force and effect without said provision. If this Registration Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

                     10.5 COUNTERPARTS. This Registration Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one document.

                     10.6 ENTIRE AGREEMENT. This Registration Agreement, the Ancillary Agreements, and the documents and agreements contemplated herein and therein, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior oral or written agreements, representations or warranties between the parties other than those set forth herein or herein provided for.

                     10.7 SUCCESSORS AND ASSIGNS. Except as specifically permitted pursuant to the terms and conditions hereof, no party shall be permitted to assign their respective rights or obligations under this Registration Agreement without the prior written consent of the other parties. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors, and administrators of the parties hereto.

                     10.8 AMENDMENT AND WAIVER. No modification or waiver of any provision of this Registration Agreement shall be binding upon the party against whom it is sought to be enforced, unless specifically set forth in writing signed by an authorized representative of that party. A waiver by any party of any of the terms or conditions of this Registration Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. The failure by any party hereto at any time to enforce any of the provisions of this Registration Agreement, or to require at any time performance of any of the provisions hereof, shall in no way to be construed to be a waiver of such provisions or to affect either the validity of this Registration Agreement or the right of any party to thereafter enforce each and every provision of this Registration Agreement.

                     10.9 SURVIVABILITY. All of the representations, warranties, agreements and obligations of the parties pursuant to this Registration Agreement shall survive any registration of the Registrable Shares pursuant hereto.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Agreement as of the date first above written.

MICROELECTRONIC PACKAGING, INC.           TRANSPAC CAPITAL PTE LTD



By:                                       By:
   ----------------------------------        ---------------------------------
   Signature                                 Signature


Print                                     Print
Name:                                     Name:
     --------------------------------          -------------------------------

Print                                     Print
Title:                                    Title:
      -------------------------------           ------------------------------

TRANSPAC INDUSTRIAL HOLDINGS LTD          REGIONAL INVESTMENT COMPANY LTD


By:                                       By:
   ----------------------------------        ---------------------------------
   Signature                                 Signature


Print                                     Print
Name:                                     Name:
     --------------------------------          -------------------------------

Print                                     Print
Title:                                    Title:
      -------------------------------           ------------------------------

                                           NATSTEEL EQUITY III PTE LTD



                                           By:
                                              --------------------------------
                                              Signature

                                           Print
                                           Name:
                                                ------------------------------

                                           Print
                                           Title:
                                                 -----------------------------

                                    EXHIBIT "C"

                                  FIRST AMENDMENT
                                         TO
                          WARRANT TO PURCHASE COMMON STOCK
                                         OF
                          MICROELECTRONIC PACKAGING, INC.

                                     No. WCS-1


              THIS FIRST AMENDMENT ("First Amendment") TO WARRANT TO PURCHASE COMMON STOCK OF MICROELECTRONIC PACKAGING, INC. ("Warrant"), is entered into
effective as of June        , 1999 ("Effective Date") between Microelectronic
Packaging, Inc., a California corporation ("MPI"), and Transpac Capital Pte. Ltd. ("Holder"), with respect to the Warrant to Purchase Common Stock of MPI No. WCS-1 dated April 24, 1998, between MPI and Holder ("Warrant").

              This First Amendment is entered into pursuant to Section 6.1(b) of the Debt Conversion and Mutual Settlement and Release Agreement dated April 29, 1999 ("Conversion Agreement"), entered into between (a) MPI on behalf of itself and its predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns; and (a) Transpac Capital Pte Ltd, Transpac Industrial Holdings Ltd, Regional Investment Company Ltd, and Natsteel Equity III Pte Ltd, and their respective predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns.

              1.  AMENDMENT OF WARRANT.  MPI and Holder hereby agree that
Section 2 of the Warrant shall be amended by deleting it in its entirety and replacing it with the following new Section 2:

                     2. EXERCISE PRICE. The exercise price at which this Warrant may be exercised shall be Fifty Cents ($0.50) per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof (the "Exercise Price"), payable either by cash or check or by net exercise pursuant to Section 4.d.

              2. NO OTHER AMENDMENTS. Except for the amendment to the Warrant described in Section 1 of this First Amendment, no other provisions of the Warrant are amended or changed by virtue of this First Amendment, and all other provisions of the Warrant remain in full force and effect without any amendments or changes thereto.

              3. CONSIDERATION. MPI and Holder agree that their respective rights and obligations under the Conversion Agreement constitute sufficient consideration to cause the provisions of this First Amendment to be enforceable against MPI and Holder in accordance with its terms.

              IN WITNESS WHEREOF, MPI and Holder have executed this First Amendment as of the Effective Date.

MICROELECTRONIC PACKAGING, INC.           TRANSPAC CAPITAL PTE. LTD.
a California corporation



By:__________________________________     By:__________________________________
   Andrew Wrobel, Chief Executive
   Officer
                                          Print
                                          Name:________________________________


                                          Print
                                          Title:_______________________________

                                  EXHIBIT "D"

                            IBM PROCEEDS AGREEMENT


              THIS IBM PROCEEDS AGREEMENT ("IBM Agreement") is entered into effective as of this day _____, 1999 ("Effective Date"), between Microelectronic Packaging, Inc. ("MPI"), on behalf of itself and its predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns (collectively with MPI the "MPI Group"); and Transpac Capital Pte Ltd ("Transpac Capital"), Transpac Industrial Holdings Ltd ("Transpac Holdings"), Regional Investment Company Ltd ("Regional Investment"), and Natsteel Equity III Pte Ltd ("Natsteel Equity"), and their respective predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns (collectively the "Investor Group"). This IBM Agreement is being entered into between the MPI and the Investor Group pursuant to the applicable terms and conditions of the Debt Conversion and Mutual Settlement and Release Agreement dated as of the Effective Date ("Conversion Agreement"), entered into between the MPI Group and the Investor Group. Unless otherwise defined herein, capitalized terms appearing in this IBM Agreement shall have the meanings defined for such terms in the Conversion Agreement.

              1. DEFINED TERMS. In addition to defined terms whose meanings may be defined elsewhere in this IBM Agreement or in the Conversion Agreement, the following terms shall have the meanings defined for such terms in this Section 1:

                     1.1 "Covered Agreements" means one or both of the following agreements entered into by and between MPI and International Business Machines Corporation ("IBM"): (a) the Purchase Option Agreement dated August 4, 1994 by and between IBM and MPI; and (b) the Multilayer Technology Transfer and Licensing Agreement dated August 4, 1994 between IBM and MPI.

                     1.2 "Covered Payments" means the gross monetary proceeds MPI receives directly from IBM or any agent of IBM pursuant to any cash settlement, monetary award granted pursuant to court-ordered arbitration or mediation proceedings, or court order based upon claims for monetary damages, in any manner arising under any one or both of the Covered Agreements.

                     1.3 "Net MPI Proceeds" means the Covered Payments, less (a) the first Three Million Three Hundred Thirty Three Thousand Dollars and Thirty Three Cents ($3,333,333.33) of Covered Payments MPI receives, (b) any portion of the Covered Payments that MPI is obligated to pay, and in fact pays, to MPI's legal counsel and/or other parties other than the Investor Group or the Development Bank of Singapore Limited ("DBS"), in exchange for such legal counsel's and/or other parties' services in seeking enforcement of the Covered Agreements and collection of the Covered Payments ("Compensation Payments"), and (c) the total amount of all fees and expenses MPI has incurred that are directly related to seeking enforcement of the Covered Agreements and/or collection of the Covered Payments, including without limitation, legal fees and expenses, but excluding any amount included in Compensation Payments ("Enforcement Expenses"). In the event the Covered Payments are to be paid in a series of installments ("Installment Payments"), then the total amount of the Compensation Payments and the Enforcement Expenses ("Covered Payment Deductions") shall be spread out and applied to each of the Installment Payments on a pro-rata basis, meaning that each of the Installment Payments shall be reduced by an amount calculated by multiplying the total amount of the Covered Payment Deductions by a fraction, the numerator of which is the amount of the Installment Payment in question, and the denominator of which is the total amount of all of the Installment Payments to be paid. The number resulting from this multiplication shall be the Net MPI Proceeds with respect to the Installment Payment in question.

              2. INVESTOR GROUP PERCENTAGES. Not later than thirty (30) days after MPI receives any Net MPI Proceeds, MPI shall pay to the respective members of the Investor Group a percentage of the Net MPI Proceeds ("Investor Group Payments") equal to the percentage set forth opposite the name of such member as follows ("Investor Group Percentage"):

       NAME OF MEMBER OF INVESTOR GROUP          PERCENTAGE OF NET MPI PROCEEDS
              Transpac Capital                                 12.090%

              Transpac Holdings                                11.900%

              Regional Investment                               3.280%

              Natsteel Equity                                   2.730%
       ______________________________________________________________
       TOTAL for all members of the Investor Group             30.000%

              In the event the Covered Payments are to be paid in a series of installments, (a) then not later than thirty (30) days after MPI receives a particular Installment Payment, MPI shall pay to the respective members of the Investor Group an amount equal to the Installment Payment in question, multiplied by the applicable Investor Group Percentage.

              3. CONSIDERATION. MPI and the Investor Group agree that their respective rights and obligations under the Conversion Agreement constitute sufficient consideration to cause the provisions of this IBM Agreement to be enforceable against the MPI Group and the Investor Group in accordance with its terms.

              4.     MISCELLANEOUS PROVISIONS.

                     4.1 GOVERNING LAW. This IBM Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of California, United States of America. Any legal action between the parties regarding this IBM Agreement shall be brought in, and the parties hereby consent to the jurisdiction of and venue in, either (a) the federal and state courts located in the County of San Diego, State of California, United States of America; or (b) the courts located in the country of Singapore.

                     4.2    NOTICES.  Any notice, demand or other
communication required or permitted under this IBM Agreement shall be deemed given and delivered when in writing and (a) personally served upon the receiving party, or (b) upon the third (3rd) calendar day after mailing to the receiving party by either (i) United States registered or certified mail, postage prepaid, or (ii) FedEx or other comparable overnight delivery service, delivery charges prepaid, and addressed as follows:

              To MPI:              Microelectronic Packaging, Inc.
                                   9577 Chesapeake Drive
                                   San Diego, CA 92123
                                   Attn:  Chief Executive Officer

              To any member of     Transpac Capital Pte Ltd
              the Investor Group   6 Shenton Way
                                   #20-09 DBS Building
                                   Tower Two
                                   Singapore 068809
                                   Attn: Wong Lin Hong

Any party may change the address specified in this section by giving the other party notice of such new address in the manner set forth herein.

                     4.3 SEVERABILITY. In the event that any provision of this IBM Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid, then this IBM Agreement shall continue in full force and effect without said provision. If this IBM Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

                     4.4 COUNTERPARTS. This IBM Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one document.

                     4.5 ENTIRE AGREEMENT. This IBM Agreement, the Conversion Agreement, the other Ancillary Agreements, and the documents and agreements contemplated herein and therein, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior oral or written agreements, representations or warranties between the parties other than those set forth herein or herein provided for.

                     4.6 SUCCESSORS AND ASSIGNS. Except as specifically permitted pursuant to the terms and conditions hereof, no party shall be permitted to assign their respective rights or obligations under this IBM Agreement without the prior written consent of the other parties. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors, and administrators of the parties hereto.

                     4.7 AMENDMENT AND WAIVER. No modification or waiver of any provision of this IBM Agreement shall be binding upon the party against whom it is sought to be enforced, unless specifically set forth in writing signed by an authorized representative of that party. A waiver by any party of any of the terms or conditions of this IBM Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. The failure by any party hereto at any time to enforce any of the provisions of this IBM Agreement, or to require at any time performance of any of the provisions hereof, shall in no way to be construed to be a waiver of such provisions or to affect either the validity of this IBM Agreement or the right of any party to thereafter enforce each and every provision of this IBM Agreement.

                     4.8 SURVIVABILITY. All of the representations, warranties, agreements and obligations of the parties pursuant to this IBM Agreement shall survive any issuance of the Shares by MPI to the Investor Group.

              IN WITNESS WHEREOF, the parties hereto have duly executed this IBM Agreement as of the date first above written.

MICROELECTRONIC PACKAGING, INC.           TRANSPAC CAPITAL PTE LTD



By:__________________________________     By:__________________________________
   Signature                                 Signature


Print                                     Print
Name:________________________________     Name:________________________________


Print                                     Print
Title:_________________________________   Title:_______________________________


[The remainder of this page has been intentionally left blank.]

                           CONTINUATION OF SIGNATURES FOR
                               IBM PROCEEDS AGREEMENT
                                 dated _____, 1999


TRANSPAC INDUSTRIAL HOLDINGS LTD          REGIONAL INVESTMENT COMPANY LTD



By:__________________________________     By:_________________________________
   Signature                                 Signature


Print                                     Print
Name:________________________________     Name:________________________________


Print                                     Print
Title:_________________________________   Title:_______________________________



                                          NATSTEEL EQUITY III PTE LTD



                                          By:__________________________________
                                             Signature


                                          Print
                                          Name:________________________________


                                          Print
                                          Title:_______________________________

                                    EXHIBIT "E"

                 COMPLIANCE CERTIFICATE OF CHIEF EXECUTIVE OFFICER
                                         OF
                        MICROELECTRONIC PACKAGING, INC.

              The undersigned, Andrew Wrobel, does hereby certify that he has been duly elected and qualified as, and at this date is, the Chief Executive Officer of Microelectronic Packaging, Inc. (the "Company") and that:

              1. All of the representations and warranties of the Company set forth in the Debt Conversion and Mutual Settlement and Release Agreement dated April 29, 1999, by and among the Company and Transpac Capital Pte Ltd ("Transpac Capital"), Transpac Industrial Holdings Ltd ("Transpac Holdings"), Regional Investment Company Ltd ("Regional Investment"), and Natsteel Equity III Pte Ltd ("Natsteel Equity"), and their respective predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns (collectively, "Transpac Capital") (the "Conversion Agreement"), in the Ancillary Agreements (as that term is defined in the Conversion Agreement), or in any other document delivered by the Company to Transpac Capital in connection therewith, are true, accurate, complete, and not misleading in any material respect, on and as of the Conversion Date (as that term is defined in the Conversion Agreement) with the same effect as though such representations and warranties had been made on and as of the Conversion Date.

              2. The Company has performed and complied with all of the agreements, duties, obligations and conditions that are required to be performed or complied with by the Company on or before the Conversion Date (as that term is defined in the Conversion Agreement), pursuant to the provisions of the Conversion Agreement, the Ancillary Agreements (as that term is defined in the Conversion Agreement), or any other document delivered by the Company to Transpac Capital in connection therewith.

              3. Any approvals of the Company's shareholders and directors that may be required under any applicable law, in connection with the transactions contemplated by the Conversion Agreement, have been duly obtained and are in full force and effect as of the Conversion Date (as that term is defined in the Conversion Agreement).

              IN WITNESS WHEREOF, the undersigned has executed this certificate this day of June, 1999.



                                          _____________________________________
                                          Andrew Wrobel
                                          Chairman, President and Chief
                                          Executive Officer

                                    EXHIBIT "F"

                         OPINION OF ROSS, DIXON & BELL, LLP

                                  October 15, 1999


Transpac Capital Pte Ltd.
Transpac Industrial Holdings Ltd.
Regional Investment Company Ltd.
Natsteel Equity III Pte Ltd
In connection with the Debt Conversion and Mutual Settlement and Release Agreement dated April 29, 1999

Ladies and Gentlemen:

              We have acted as counsel for Microelectronic Packaging, Inc., a California corporation (the "Company"), in connection with Debt Conversion and Mutual Settlement and Release Agreement (and related exhibits thereto) between the Company and you ("Conversion Agreement"). This opinion is being rendered to you pursuant to Section 6.1(e) of the Conversion Agreement. Capitalized terms not otherwise defined in this opinion have the meaning given them in the Conversion Agreement.

              In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Conversion Agreement, and other certificates and statements of officers of the Company and government officials. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified. We have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its officers or directors or undertaken any further inquiry other than as stated herein.

              In rendering this opinion we have also assumed: (i) that the Conversion Agreement, the Certificate of Amendment, the Registration Agreement, the IBM Agreement, the Transpac Warrant Amendments, and all exhibits and schedules thereto (collectively, the "Transaction Documents"), to the extent required, have been duly and validly executed and delivered by you or on your behalf and constitute valid, binding and enforceable obligations upon you;
(ii) that the representations and warranties made in the Conversion Agreement by you are true and correct; (iii) there are no facts or circumstances relating to you that might prevent you from enforcing any of the rights to which our opinion relates; and (iv) that there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the terms of the Transactions
Documents or the respective rights or obligations of the parties thereunder.

              Our opinion in Section 2 below is based solely upon our review of certificates of public officials in the relevant states.

              As used in this opinion, the expression "we are not aware" or the phrase "to our knowledge" means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm who have rendered legal services to the Company and after an examination of documents referred to herein and after inquiries of certain officers of the Company, we find no reason to believe that the opinions expressed are factually incorrect, but beyond that we have made no factual investigation for the purposes of rendering this opinion. Specifically, but without limitation, we have made no inquiries of securities holders or employees (other than obtaining representations from certain officers of the Company as described above) of the Company.

              This opinion relates solely to the laws of the State of California and the federal law of the United States, and we express no opinion with respect to the effect or application of any other laws. We have assumed, at your request and with your consent, that for purposes of our opinion in Section 3 below, the Transaction Documents are governed by and construed under the laws of the State of California as applied to agreements entered into solely between residents of and to be performed entirely within such state.

              Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as may be set forth in the Conversion Agreement, we are of the opinion that as of the date hereof:

              1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with the requisite corporate power and authority to own its properties and to conduct its business as presently conducted.

              2. The Company is qualified to do business in the State of California and in every other state of the United States in which any failure to be so qualified would have a material adverse impact on the Company's business.

              3. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action of the Company (including without limitation, all necessary approvals of the Company's Board of Directors and shareholders), and the Transaction Documents have been duly executed and delivered by the Company. Each of the Conversion Agreement, the Certificate of Amendment, The Registration Agreement, the IBM Agreement and the Transpac Warrant Amendments constitutes a legally valid and binding obligation of the Company, enforceable against the Company according to its terms; provided, however, that no opinion is expressed with respect to the enforceability of the indemnity obligations of
Section 7 of the Registration Agreement.

              4. The shares of Series A Preferred Stock when issued in compliance with the provisions of the Conversion Agreement, will be duly authorized, validly issued, nonassessable and fully paid. The Common Stock issuable upon conversion of the Series A Preferred Stock has been duly and validly reserved for issuance and, when and if issued upon such conversion or exercise in accordance with the Company's Amended and Restated Articles of Incorporation (as amended by the Certificate of Amendment) will be validly issued, fully paid and nonassessable. The issuance of the Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock, is not subject to any preemptive rights set forth in the Company's Amended and Restated Articles of Incorporation (as amended by the Certificate of Amendment) or, to our knowledge, any rights of first refusal or other similar rights created by the Company, except for such rights as may exist in your favor and are not being terminated pursuant to the provisions of the Conversion Agreement.

              5. The execution, delivery and performance of the obligations of the Company under the Transaction Documents, do not (i) violate any provision of any federal, California corporate or California law, rule or regulation applicable to the Company, (ii) violate any provision of the Company's Amended and Restated Articles of Incorporation or Bylaws, (iii) conflict with or constitute a material default under the provisions of any judgments, writs, decrees or orders, if any, applicable to the Company or its assets, or (iv) conflict with or constitute a material default under any mortgage, lien, lease, agreement or instrument to which the Company is a party or by which its assets are bound.

              6. The execution, delivery and performance of the obligations of the Company under the Transaction Documents do not require any consents, approvals, permits, orders or authorizations of, or any qualifications, registrations, designations, declarations or filings with, any third party or any federal, California corporate or California state governmental authority on the part of the Company except (i) as have been obtained and are effective and
(ii) the filing required by Section 25102(f) of the California Corporate Securities Law of 1968.

              7. Based in part upon the representations made by you in the Conversion Agreement, the offer and sale of the Series A Preferred Stock to you pursuant to the terms of the Conversion Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the California Corporate Securities Law of 1968, as amended, and, under such securities laws as they presently exist, the issuance of Common Stock to you upon conversion of the Series A Preferred Stock would also be exempt from such registration and qualification requirements.

              8. To our knowledge, there is no action, suit, proceeding or investigation pending against the Company before any court or governmental agency, nor, to our knowledge, has the Company received any written threat thereof, (i) that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or (ii) that, if determined adversely, would be likely to result in a material adverse change in the financial condition or business of the Company.

              Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

                     A. We express no opinion as to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.
                     B. We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

                     C. Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered a proceeding in equity or at law.

                     D. The effect of court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing.

                     E. The effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

                     F. The unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law.

                     G. The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

              This opinion is rendered as of the date first written above solely for your benefit in connection with the Transaction Documents and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                          Very truly yours,

                                          ROSS, DIXON & BELL, LLP

                                  FIRST AMENDMENT
                                         TO
                                  DEBT CONVERSION
                                        AND
                      MUTUAL SETTLEMENT AND RELEASE AGREEMENT


              THIS FIRST AMENDMENT TO DEBT CONVERSION AND MUTUAL SETTLEMENT AND RELEASE AGREEMENT ("First Amendment") is entered into at San Diego, California, effective as of June 30, 1999 ("Effective Date"), between Microelectronic Packaging, Inc. ("MPI") on behalf of itself and its predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns (collectively with MPI the "MPI Group"); and Transpac Capital Pte Ltd ("Transpac Capital"), Transpac Industrial Holdings Ltd ("Transpac Holdings"), Regional Investment Company Ltd ("Regional Investment"), and Natsteel Equity III Pte Ltd ("Natsteel Equity"), and their respective predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns (collectively the "Investor Group").

                                    WITNESSETH:

              WHEREAS, the MPI Group and the Investor Group entered into a Debt Conversion and Mutual Settlement and Release Agreement dated [INSERT DATE], pursuant to which the Investor Group agreed to convert certain debt owed by MPI to the Investor Group into Four Million Thirty One Thousand Eight Hundred and Twenty Six (4,031,826) shares of MPI's Series A Preferred Stock, and MPI agreed to issue such shares of its Series A Preferred Stock to the Investor Group, all upon and subject to the terms and conditions set forth therein ("Conversion Agreement").

              WHEREAS, the Conversion Agreement states that the transactions contemplated thereby must be completed not later than June 30, 1999, and if they are not completed by such date, Transpac Capital on behalf of the Investor Group has the right to terminate the Conversion Agreement by giving a written termination notice to MPI.

              WHEREAS, both the MPI Group and the Investor Group desire to amend the Conversion Agreement to extend the date as of which the transactions contemplated thereby must be completed, to not later than August 31, 1999.

              NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the MPI Group and the Investor Group agree as follows:

              1. Section 1.2 of the Conversion Agreement is hereby amended by deleting the date of June 30, 1999, and inserting in its place the date of August 31, 1999.

              2. Except as set forth in Section 1 of this First Amendment, there are no other amendments or modifications to the Conversion Agreement, and all of the other provisions of the Conversion Agreement shall remain in full force and effect without any amendments or modifications of any kind.

              IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the date first above written.

MICROELECTRONIC PACKAGING, INC.           TRANSPAC CAPITAL PTE LTD



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                           CONTINUATION OF SIGNATURES FOR
                                  FIRST AMENDMENT
                                         TO
                                  DEBT CONVERSION
                                        AND
                      MUTUAL SETTLEMENT AND RELEASE AGREEMENT
                                Dated June 30, 1999


TRANSPAC INDUSTRIAL HOLDINGS LTD   REGIONAL INVESTMENT COMPANY LTD



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                                          NATSTEEL EQUITY III PTE LTD



                                          By:
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